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                                 EXHIBIT 10.6
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                        [BANK SOUTH, N.A. LETTERHEAD]




July 17, 1995

LaRoche Industries Inc.
1100 Johnson Ferry Road, N.E.
Atlanta, Georgia 30342
Attn: Felix J. Prinzo

Deposit Guaranty National Bank
One Deposit Guaranty Plaza
Jackson, Mississippi
Attn: Gregory Moore

Hibernia National Bank
313 Carondelet Street
New Orleans, Louisiana
Attn: Colleen Smith

   Re: Credit Agreement ("the Credit Agreement") dated as of August 17, 1994 among LaRoche Industries Inc. ("the Borrower"), the Lenders listed herein ("the Lenders") and Bank South (formerly known as Bank South, N.A.), as agent for the Lenders ("the Agent"), as amended by the First Amendment to Credit Agreement dated as of May 17, 1995 with an effective date of March 1, 1995, among the Agent, the Lenders and the Borrower

Gentlemen:

           All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given such terms in the Credit Agreement.

           We are writing in our capacity as the Agent for the Lenders under the Credit Agreement. This letter confirms that an extension of the Revolving Commitment Expiration Date has been granted by all of the Lenders from August 1, 1997 to August 1, 1998. All of the other terms and conditions of the Credit Agreement shall remain unchanged.

           Finally, please note that on June 30, 1995 our bank converted from a national banking association to a Georgia banking corporation, and as a result our bank charged its name on that date to simply "Bank South." Please note these changes in your records relating to these transactions.

                                        Very truly yours,

                                        BANK SOUTH, as Agent



                                        By: /s/ W. Tompkins Rison, Jr.
                                            ---------------------------
                                            Corporate Banking Officer